Exhibit 99.1

Filed by Horizon Bancorp pursuant to
Rule 425 under the Securities Act of 1933

Subject Company: Horizon Bancorp
Commission File No. 000-10792

Date: May 23, 2017

FOR IMMEDIATE RELEASE

Horizon Bancorp and Lafayette Community Bancorp
Announce the Signing of a Merger Agreement

Michigan City, IN and Lafayette, IN (May 23, 2017) – Horizon Bancorp (NASDAQ GS: HBNC, “Horizon”) and Lafayette Community Bancorp (OTC Pink LFYC, “Lafayette”), today announced they have executed a definitive agreement whereby Horizon will acquire Lafayette Community Bancorp and its wholly-owned subsidiary, Lafayette Community Bank, through a stock and cash merger.

Under the terms of the merger agreement, shareholders of Lafayette will receive fixed consideration of 0.5878 shares of Horizon common stock and $1.73 in cash for each share of Lafayette’s common stock.  Based upon the May 22, 2017 closing price of $25.38 per share, the implied price of Lafayette common stock is $16.64 per share. On December 29, 2016, Horizon purchased 90,574 shares, or 4.65%, of Lafayette’s outstanding common stock from a Lafayette shareholder. Based on the closing price of Horizon’s common stock on May 22, 2017, the transaction value for the shares of common stock, owned by shareholders other than Horizon, is approximately $32.0 million.  Shareholders owning less than 100 shares of Lafayette common stock will receive $17.25 in cash for each share.

Established in 2000 and headquartered in Lafayette, Indiana, Lafayette Community Bancorp, through its wholly-owned subsidiary Lafayette Community Bank, serves Tippecanoe County, Indiana with four full-service banking locations. As of March 31, 2017, Lafayette had total assets of approximately $172.1 million and total equity of $19.8 million, translating to an equity to asset ratio of 11.49%.

Horizon Bancorp is a community bank holding company headquartered in Michigan City, Indiana with total assets of $3.2 billion as of March 31, 2017.  Horizon Bancorp’s wholly-owned subsidiary, Horizon Bank, NA (“Horizon Bank”), still operates under its charter dating back to 1873, with fifty-nine offices extending throughout northern and central Indiana and southwestern and central Michigan with a loan production office in central Ohio.

“We are enthusiastic about this merger, as it is consistent with Horizon’s philosophy of partnering with banks that hold core values similar to ours and a commitment to serving their local communities,” said Horizon’s Chairman and Chief Executive Officer, Craig M. Dwight.  “Our complementary product offerings and commitment to engaging the local community is a winning combination for our shareholders, employees, customers and community at large. We believe this shared philosophy will not only enhance Horizon’s franchise value, but also provide value to Lafayette Community Bank’s customer base giving them access to an expanded branch network and a robust product offering.”

Dwight further explained that the merger provides an excellent complement to Horizon’s desire to expand our branch locations from northern Indiana and connect to our existing branch locations in the central Indiana market. “We continue to believe increasing our presence in the Lafayette area will provide Horizon with growth

-MORE-

Page 2: Cont. Horizon Bancorp & Lafayette Community Bancorp Merger

opportunities and the ability to retain and attract seasoned bankers, which are key components to our future success,” Dwight commented.  Horizon has a track record of establishing local advisory boards to maintain the pulse of the local community.  Dwight indicated that such an advisory board will be established for the greater Lafayette area following the merger.

Bradley Marley, Chief Executive Officer of Lafayette Community Bank, stated, “We are truly pleased to partner with Horizon Bank and look forward to the opportunities this provides our customers and community.  Horizon has our shared commitment to community and understands the impact a true community bank can have by offering local decision-making, community involvement, and personal one-on-one service.  These have been the foundations of Lafayette Community Bank and will continue as we join together with Horizon.”   In addition, Mr. Marley stated, “We are pleased that the Lafayette Community Bank’s local efforts will continue to be led by myself, Steve Hickman and Dick Murray.”  Dwight commented that, “Horizon’s philosophy is people first with local leadership who knows the market well.  Horizon is delighted to gain such a talented and seasoned banking team.”

Edward Chosnek, founding board member and chairman of Lafayette Community Bank since it opened its doors in 2000, stated, “As a lifelong member of the Lafayette community, I have been excited to watch Lafayette Community Bank grow from our opening in a converted tire shop to four locations, three new state of the art facilities, with the fourth currently under construction. Our mission from the beginning was to be a true community bank, with a commitment to serve the Greater Lafayette community, not only by meeting their banking needs in a personal and professional manner, but also contributing to the quality of life in our community.”

In addition, Mr. Chosnek commented, “I am pleased that we now have the opportunity to partner with Horizon Bank, who has demonstrated a strong commitment to community involvement, local decision making, retention of local staff and a “people first” philosophy. This partnership will allow us to continue our mission and to provide increased products and services as well as higher lending limits to help us better serve all customers.”

The transaction is expected to be completed in the third quarter of 2017, subject to approval by bank regulatory authorities and the shareholders of Lafayette Community Bancorp, as well as the satisfaction of other customary closing conditions. Lafayette Community Bank will be merged into Horizon Bank, and the combined operations will be continued under the Horizon Bank name.

Lafayette Community Bancorp was advised by Renninger & Associates, LLC and the law firm of SmithAmundsen LLC.  Horizon Bancorp was advised by the law firm of Barnes & Thornburg LLP.

About Horizon Bancorp
Horizon Bancorp is an independent, commercial bank holding company serving northern and central Indiana, southwest and central Michigan and central Ohio through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

About Lafayette Community Bancorp
Lafayette Community Bancorp operates as the bank holding company for Lafayette Community Bank that provides commercial banking services in Tippecanoe County, Indiana. Lafayette Community Bank was founded in 2000 and operates offices throughout Lafayette and West Lafayette, Indiana.  Lafayette Community Bank may be reached online at www.lafayettecommunitybank.com

-MORE-

Page 3: Cont. Horizon Bancorp & Lafayette Community Bancorp Merger

Additional Information
In connection with the proposed merger, Horizon will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Lafayette Community Bancorp and a Prospectus of Horizon, as well as other relevant documents concerning the proposed transaction. Shareholders and investors are urged to read the registration statement and the proxy statement/prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents Horizon has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents Horizon has filed with the SEC from Horizon at  www.horizonbank.com under the tab “About Us – Investor Relations – – Documents – SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from Horizon upon written request to Horizon Bancorp, attention: Dona Lucker, Shareholder Relations Officer, 515 Franklin Square, Michigan City, Indiana 46360 or by calling (219) 874-9272. The information available through Horizon’s website is not and shall not be deemed part of this press release or incorporated by reference into other filings Horizon makes with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Horizon and Lafayette and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Lafayette in connection with the proposed merger. Information about the directors and executive officers of Horizon is set forth in Horizon’s Annual Report on Form 10-K filed with the SEC on February 28, 2017, and in the proxy statement for Horizon’s 2017 annual meeting of shareholders, as filed with the SEC on March 17, 2017. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph

Forward Looking Statements
This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

-MORE-

Page 4: Cont. Horizon Bancorp & Lafayette Community Bancorp Merger

Horizon Contact Information:

Craig M. Dwight
Chairman and
Chief Executive Office
Phone: (219) 873-2725
Fax: (219) 874-9280

Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280

Lafayette Contact Information:

Bradley Marley
Chief Executive Officer
Phone: (765) 742-1523

#  #  #